Exhibit 99.3

Citigroup Inc.

Issue of EUR 750,000,000 1.625 per cent. Fixed Rate Notes due March 2028 under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Euro (“EUR”)
2.	Aggregate Nominal Amount:	EUR 750,000,000
3.	Issue Price:	99.061 per cent. of the Aggregate Nominal Amount
4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000
	(ii) Calculation Amount:	EUR 1,000
5.	Issue Date:	21 March 2018
6.	Maturity Date:	21 March 2028
7.	Interest Basis:	1.625 per cent. Fixed Rate (further particulars specified below)
8.	Redemption/Payment Basis:	Redemption at par
9.	Put/Call Options:	Issuer Call (further particulars specified below)
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	1.625 per cent. per annum payable annually in arrear
	(ii) Interest Payment Dates:	21 March in each year from, and including, 21 March 2019 to, and including, 21 March 2028, not adjusted
	(iii) Fixed Interest Amount:	EUR 16.25 per Calculation Amount
	(iv) Day Count Fraction:	Actual/Actual (ICMA)
12.	Call Option:	Applicable
	(i) Optional Redemption Date(s) (Call):	In whole at any time, or in part from time to time, on or after 21 March 2019.

	(ii) Optional Redemption Amount(s) (Call) and method, if any, of calculation of such amount(s):	The sum of EUR 1,000 per Calculation Amount being redeemed and the Make-Whole Amount
	(a) Make-Whole Amount:	The excess, if any, of : (i) the aggregate present value as of such Optional Redemption Date of each euro of nominal amount being redeemed and the amount of interest (exclusive of interest accrued to the Optional Redemption Date) that would have been payable in respect of each such euro if such redemption had not been made, determined by discounting, on an annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date that notice of such redemption is given pursuant to Condition 18 (Notices)) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate nominal amount of Notes being redeemed, as calculated by the Issuer or a person designated by the Issuer.
	(b) Reinvestment Rate:	The mid-market annual yield on the Reference Security (or if the Reference Security is no longer outstanding, a Similar Security) plus the Redemption Margin
	(c) Reference Security:	DBR 0.500 per cent. Federal Government Bond of Bundesrepublik Deutschland due February 2028
	(d) Similar Security:	Reference bond or reference bonds issued by the German Federal Government having an actual or interpolated maturity of 21 March 2019 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issuances of corporate debt securities maturing on 21 March 2019
	(e) Redemption Margin:	20 basis points
	(f) Par Call Date:	Not Applicable
	(g) Maturity Date of Similar Security:	21 March 2019
	(iv) Notice period (if other than as set out in the Conditions):	Not less than 15 nor more than 60 days’ notice
13.	Final Redemption Amount:	EUR 1,000 per Calculation Amount
14.	Early Redemption Amount:
	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	London
16.	Listing:	Luxembourg

OPERATIONAL INFORMATION
	ISIN Code:	XS1795252672
	Common Code:	179525267